UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 2
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934
Date of Report: March 7, 2006
TRICELL, INC.

(Exact Name of Registrant as Specified in Its Charter)
Nevada

(State or Other Jurisdiction of Incorporation)

0-50036	88-0504530

(Commission File Number)	(IRS Employer Identification Number)

6 Howard Place, Stoke-on-Trent, Staffordshire, ST1 4NQ United Kingdom

(Address of Principal Executive Offices)	(Zip Code)
011 44 8707 532 360

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.
     On February 16, 2006, the Board of Directors of Tricell, Inc., a Nevada corporation (the “Company”), unanimously resolved to dismiss Berenfeld, Spritzer, Schechter and Sheer, Certified Public Accountants (“BSS&S”) as the Company’s independent auditor.
     During the past two years, the reports of BSS&S on the Company’s financial statements did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
     During the Company’s two most recent fiscal years and any subsequent interim period preceding such dismissal there were no disagreements between the Company and BSS&S on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved, would have caused BSS&S to make reference to the subject matter of the disagreement in connection with its reports.
     The Company has furnished BSS&S with a copy of this Form 8-K and has requested that BSS&S furnish a letter to the Commission stating whether it agrees with the above statements. BSS&S's letter is attached to this amended 8-K as exhibit 16.
     On February 16, 2006, the Board of Directors of the Company unanimously resolved to engage Whitley Penn as the Company’s independent auditor for the fiscal year ended December 31, 2005.

Item 9.01	Financial Statements and Exhibits.
     The Exhibit Index preceding the exhibits is incorporated herein by reference.
SIGNATURES
     Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated this 7th day of March 2006.

TRICELL, INC.

By:	/s/ Neil Pursell

Neil Pursell,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Page	Description of Exhibit
16	4	Letter from Berenfeld, Spritzer, Schechter and Sheer, dated March 7, 2006.

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